                                                                    EXHIBIT 99.1



        SYMYX TECHNOLOGIES REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS



SANTA CLARA, CALIFORNIA, JULY 24, 2003 - Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the second quarter ended June 30, 2003.

Revenue for the six months ended June 30, 2003 was $29.9 million compared with $28.5 million for the same period in 2002. Revenue for the quarter ended June 30, 2003 was $15.0 million compared with $14.0 million for the same quarter in 2002. Second quarter 2003 revenue included $8.9 million in service revenues from Industry Collaborations, including revenue of $435,000 from Symyx Therapeutics, Inc., a related party. Product sales from Discovery Tools(R) were $3.6 million for the quarter and revenue from royalties and license fees was $2.4 million. Symyx added a new Japanese Collaborations customer during the quarter with the signing of a multiyear agreement in a polymer research field. Symyx also completed new Discovery Tools(R) sales agreements with both North Dakota State University ("NDSU") and Battelle Memorial Institute, as operator of the Pacific Northwest National Laboratory. This is the second Discovery Tools purchase agreement between Symyx and NDSU. To-date, Symyx has made a total of five instrument shipments to NDSU; one instrument remains to ship under the current agreement, which Symyx expects to complete by the end of the year.

Second quarter 2003 diluted earnings per share were $0.02, the same as for the second quarter in 2002. Diluted earnings per share for the six months ended June 30, 2003 were $0.04, the same as for this period in 2002.

Total expenses for the quarter ended June 30, 2003 were $14.5 million, an increase over the $13.7 million in total expenses for the same quarter in 2002. Research and development expenses were $10.1 million compared with $9.6 million in research and development expense for the second quarter 2002. This increase was primarily due to increases in research staffing and supplies. Cost of products sold for the second quarter 2003 was $800,000 compared with $794,000 in the second quarter of 2002, reflecting the products delivered during the respective periods.

Symyx ended the second quarter of 2003 with $124.6 million in cash, cash equivalents and available-for-sale securities compared to $118.0 million at December 31, 2002. This balance is net of $3.9 million paid for the purchase of a building during the second quarter of 2003.

Symyx currently has 25 discovered materials that have been commercialized or are in development, including one commercialized material, 12 development candidates and 12 emerging development candidates. Symyx' intellectual property portfolio has grown to include more than 115 issued patents and more than 415 patent applications on file worldwide, covering methodology, composition of matter, instrumentation and software.


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2003 FINANCIAL OUTLOOK

Symyx expects total year revenues of $75-85 million, operating income of $7-8 million and earnings per diluted share of $0.15-$0.20 and expects to generate positive cash flows from operating activities for the year.

CONFERENCE CALL AND WEBCAST

Steven Goldby, chairman and chief executive officer, and Jeryl Hilleman, senior vice president and chief financial officer, will host a conference call at 11:00 a.m. EDT, 8:00 a.m. PDT, today, Thursday, July 24, to discuss Symyx' business and financial results for the second quarter of 2003. A question and answer session will follow immediately. The dial-in number for domestic callers (including Canada) is 888-231-7417, and for international callers is 913-981-5595. A replay of the conference call will be available from 11:00 a.m. PDT on July 24 until 9:00 pm PDT August 7. To access the replay, the domestic dial-in number (including Canada) is 888-203-1112 , and the international dial-in number is 719-457-0820 , reservation number 723914. The replay will also be available at http://www.symyx.com. The conference call and replay are open to all interested parties.

Symyx(R) develops and applies high-speed combinatorial technologies to the discovery of materials for life science, chemical and electronics applications. Symyx provides research services through its Industry Collaborations, licenses discovered materials and patents, and sells select Discovery Tools(R) instruments and software. Symyx currently has over 115 issued patents and more than 415 patent applications pending worldwide. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com. "Symyx", the logo, "Discovery Tools," "Library Studio," "Endeavor," and "PPR" are registered trademarks and servicemarks of Symyx Technologies, Inc.

Certain statements in this press release are forward-looking and involve risks and uncertainties. These may be identified by the use of forward-looking words or phrases such as "believe", "expect", "intend", "anticipate", "should", "planned", "forecast", "estimated", and "potential", among others. These forward-looking statements are based on Symyx Technologies' current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Symyx Technologies notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Symyx Technologies businesses include but are not limited to (1) market acceptance of Symyx' products and services;
(2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) the dependence on collaborators to successfully commercialize products; (4) uncertainties of patent protection and litigation; (5) future growth strategy; (6) general economic conditions in the United States and in major European and Asian markets; (7) exposure to risks associated with export sales and operations; (8) natural disasters, power failures and other disasters;
(9) and other factors that might be described from time to time


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in Symyx Technologies' filings with the Securities and Exchange Commission, including our Form 10-K annual report for fiscal year 2002 and Form 10-Q quarterly report for the first quarter of fiscal 2003.

                                       ##

FOR MORE INFORMATION:
Jeryl L. Hilleman
Senior Vice President &
Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
jhilleman@symyx.com






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                            SYMYX TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                                          JUNE 30,    JUNE 30,    JUNE 30,    JUNE 30,
                                                           2003        2002        2003        2002
                                                          -------     -------     -------     -------
Revenues:
  Service revenues from collaborations and grants         $ 8,486     $ 9,391     $17,098     $18,091
  Service revenues - related party                            435          --         435          --
  Product sales                                             3,634       3,331       8,627       8,932
  Royalties and license fees                                2,442       1,263       3,696       1,474
                                                          -------     -------     -------     -------
     Total revenues                                        14,997      13,985      29,856      28,497

Operating expenses:
  Cost of products sold                                       800         794       1,878       1,439
  Research and development                                  9,713       9,630      19,093      19,861
  Research and development - related party                    435          --         435          --
  Sales, general and administrative                         3,579       3,232       7,371       6,693
                                                          -------     -------     -------     -------
     Total operating expenses                              14,527      13,656      28,777      27,993

Income from operations                                        470         329       1,079         504

Interest income (expense), net                                487         871       1,067       1,890
                                                          -------     -------     -------     -------
Income before income tax expense                              957       1,200       2,146       2,394

Income tax expense                                            339         516         815       1,101
                                                          -------     -------     -------     -------
Net income                                                $   618     $   684     $ 1,331     $ 1,293
                                                          =======     =======     =======     =======
Basic net income per share                                $  0.02     $  0.02     $  0.04     $  0.04
                                                          =======     =======     =======     =======
Shares used in computing basic net income per share        31,020      30,577      30,972      30,492
                                                          =======     =======     =======     =======
Diluted net income per share                              $  0.02     $  0.02     $  0.04     $  0.04
                                                          =======     =======     =======     =======
Shares used in computing diluted net income per share      32,113      31,792      31,863      31,806
                                                          =======     =======     =======     =======



                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (IN THOUSANDS)

                                                           JUNE 30,          DECEMBER 31,
                                                             2003               2002
                                                             ----               ----
                                                          (UNAUDITED)          (NOTE)
Cash, cash equivalents & marketable securities            $   124,555      $   118,020

Working capital                                               118,793          117,904

Property & equipment, net                                      26,132           24,196

Total assets                                                  163,189          157,368

Current liabilities                                            15,132           11,885

Stockholders' equity                                          148,057          145,483




NOTE: The balance sheet information at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.